UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2020

VYSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53754	20-2027731
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
725 Southbridge St Worcester, MA	01609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 791-9114

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01.    Regulation FD Disclosure.

Vystar Corporation (the “Company”) is providing the following update on the filing of its Form 10-K for the fiscal year ended December 31, 2019. As result of the global outbreak of the COVID-19 virus and by state order, employees and agents are no longer permitted to be on the Company’s retail store premises. The Company is working with its audit firm to determine how the audit firm’s personnel will engage in audit activities during this time.

In light of the factors described below relating to certain Securities Exchange Act of 1934 (the “Exchange Act”) reports of the Company covering prior fiscal periods, the Company had initially planned to avail itself of the fifteen day filing extension provided by Rule 12b-25 under the Exchange Act in order to complete its work on its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In light of the impact of the additional factors described above, the Company now believes that it will be unable to compile and review certain information required in order to permit the Company to file a timely Annual Report on Form 10-K for its year ended December 31, 2019 by the prescribed date, taking into account the extension normally available under Rule 12b-25 under the Exchange Act, without unreasonable effort or expense.

On March 4, 2020 the Securities and Exchange Commission (the “SEC”) issued an Order (Release No. 34-88318) under Section 36 of the Exchange Act granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

The Company is relying on this Order and is furnishing this Current Report on Form 8-K by the original filing deadline of the report. The Company currently expects to file its Annual Report on Form 10-K approximately 45 days after March 31, 2020. The Company will evaluate its need for an additional extension under Rule 12b-25 at that time, as contemplated by the Order.

Item 8.01.     Other events

As a result of the recent COVID-19 outbreak and associated quarantines, statewide stay at home orders, and government recommendations of “social distancing”, in store sales of the Company’s subsidiary, Rotmans Furniture, have dramatically decreased week to week, and store traffic is minimal. The sudden downturn has forced Rotmans Furniture to initially reduce hours, terminate personnel and place other employees on furlough, and as of today, close the furniture store. The scope and terms of federal and state relief programs is not known. In the upcoming weeks, Rotmans will need explore its options as it seeks to mitigate losses and potential defaults.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

Date: March 23, 2020	By:	/s/ Steven Rotman
	Name:	Steven Rotman
	Title:	President/Chief Executive Officer